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                                                                   EXHIBIT 11.0

                KIRBY CORPORATION AND CONSOLIDATED SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE




                                                        THREE MONTHS ENDED MARCH 31,
                                                        ----------------------------
                                                             1997          1996
                                                        ----------------------------
                                                            (IN THOUSANDS, EXCEPT
                                                              PER SHARE AMOUNTS)
Net earnings                                                $ 4,739        5,240
                                                            =======       ======

Shares:
  Weighted average number of common shares outstanding       24,605       26,260

  Common equivalent shares for dilutive effect of
    assumed exercise of stock options                           299          340
                                                            -------       ------
                                                             24,904       26,600
                                                            =======       ======

Net earnings per share of common stock                      $   .19          .20
                                                            =======       ======
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